                                  EXHIBIT - 11

                      DIODES INCORPORATED AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                                               THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                  SEPTEMBER 30,                     SEPTEMBER 30,
                                           ---------------------------       ---------------------------
                                              2000            2001              2000             2001
                                           ----------      -----------       -----------      ----------
BASIC
  Weighted average number of common
    shares outstanding used in computing
    basic earnings per share                8,101,667        8,147,902         8,053,675       8,142,333

    Net income                             $4,650,000      $  (847,000)      $12,110,000      $  199,000
                                           ==========      ===========       ===========      ==========

Basic earnings per share                   $     0.57      $     (0.10)      $      1.50      $     0.02
                                           ==========      ===========       ===========      ==========

DILUTED
  Weighted average number of common
    shares outstanding used in computing
    basic earnings per share                8,101,667        8,147,902         8,053,675       8,142,333
    Assumed exercise of stock options       1,159,098          667,679         1,205,420         786,378
                                           ----------      -----------       -----------      ----------
                                            9,260,765        8,815,581         9,259,095       8,928,711

    Net income                             $4,650,000      $  (847,000)      $12,110,000      $  199,000
                                           ==========      ===========       ===========      ==========

Diluted earnings per share                 $     0.50      $     (0.10)      $      1.31      $     0.02
                                           ==========      ===========       ===========      ==========

Earnings per share and weighted average shares outstanding are after the effects of a three-for-two stock split in July 2000.